Exhibit 99.1

GEODynamics, Inc. and Subsidiaries

Consolidated Financial Report

December 31, 2017

C O N T E N T S

Independent Auditor’s Report

The Stockholder

GEODynamics, Inc.:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of GEODynamics, Inc. and Subsidiaries (collectively, the Company), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GEODynamics, Inc. and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WEAVER AND TIDWELL, L.L.P

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

February 12, 2018

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL LLP CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	2821 WEST SEVENTH STREET, SUITE 700, FORT WORTH, TX 76107 P: 817.332.7905 F: 817.429.5936

GEODynamics, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2017 and 2016

	2017	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,061,758	$8,352,856
Trade accounts receivable, net of allowance for doubtful accounts of $289,735 and $1,082,386 at December 31, 2017 and 2016, respectively	35,848,157	14,409,126
Inventories, net	36,247,972	28,464,763
Prepaid expenses	1,045,178	1,562,773
Income taxes receivable	-	914,113
Deferred tax asset	-	872,876
Total current assets	80,203,065	54,576,507

PROPERTY AND EQUIPMENT, at cost, net	16,148,647	12,410,064

GOODWILL	2,816,500	1,301,565

OTHER INTANGIBLE ASSETS	10,303,419	764,094

OTHER ASSETS	148,997	126,918
TOTAL ASSETS	$109,620,628	$69,179,148

The Notes to Consolidated Financial Statements are

an integral part of these statements.

	2017	2016
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$11,063,339	$4,960,435
Accrued liabilities	6,263,727	1,793,848
Income taxes payable	306,721	-
Current portion of line of credit	22,056,471	-
Current portion of long-term debt	516,211	873,655
Current portion of capital lease obligations	130,913	141,306
Current portion of deferred gain on sale of land and buildings	135,839	32,745
Due to related parties	820,000	910,000
Total current liabilities	41,293,221	8,711,989

Deferred gain on sale of land and buildings	1,599,401	217,618
Long-term debt	452,797	965,603
Line of credit	-	17,056,471
Deferred revenue	856,750	-
Deferred tax liability	63,134	1,217,790
Capital lease obligations	677,492	890,375
Total liabilities	44,942,795	29,059,846

STOCKHOLDER'S EQUITY
Common stock; $1 par value; 150,000 shares authorized, issued and outstanding	150,000	150,000
Additional paid-in capital	18,153,866	18,153,866
Accumulated equity	46,173,284	21,815,436
Accumulated other comprehensive income	200,683	-
Total stockholder's equity	64,677,833	40,119,302
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$109,620,628	$69,179,148

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2017 and 2016

	2017	2016

SALES, net	$166,439,036	$72,089,603

COST OF SALES	98,930,488	52,200,699
Gross profit	67,508,548	19,888,904

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	30,372,760	19,484,077
Income from operations	37,135,788	404,827

OTHER INCOME (EXPENSE)
Miscellaneous income (expense)	(924)	93,859
Interest expense	(730,969)	(672,196)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	36,403,895	(173,510)

INCOME TAX (EXPENSE) REFUND	(12,046,047)	220,094
NET INCOME	$24,357,848	$46,584

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2017 and 2016

	2017	2016

NET INCOME	$24,357,848	$46,584
Foreign currency translation adjustments	200,683	-

COMPREHENSIVE INCOME	$24,558,531	$46,584

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity

Years Ended December 31, 2017 and 2016

			Additional		Accumulated Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholder's
	Shares	Amount	Capital	Equity	Income	Equity

BALANCE, December 31, 2015	150,000	$150,000	$18,153,866	$21,768,852	$-	$40,072,718

Net income	-	-	-	46,584	-	46,584
BALANCE, December 31, 2016	150,000	150,000	18,153,866	21,815,436	-	40,119,302

Net income	-	-	-	24,357,848	-	24,357,848
Translation adjustment	-	-	-	-	200,683	200,683
BALANCE, December 31, 2017	150,000	$150,000	$18,153,866	$46,173,284	$200,683	$64,677,833

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,357,848	$46,584
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,774,749	3,326,695
Deferred income taxes	(281,780)	(591,454)
Gain on disposal of property	-	(55,825)
Changes in operating assets and liabilities
Trade accounts receivable	(21,439,031)	2,479,845
Inventories	(7,190,285)	6,423,355
Prepaid expenses	517,595	674,509
Other assets	(22,079)	43,078
Income taxes receivable	1,220,834	(712,175)
Accounts payable	6,102,904	(2,169,138)
Accrued liabilities	4,469,879	(1,457,550)
Deferred revenue	856,750	-
Deferred gain on sale of land and buildings	1,484,877	(3,184)
Net cash provided by operating activities	13,852,261	8,004,740

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,856,197)	(2,178,237)
Investments in intangible assets	(9,928,331)	(514,914)
Acquisition of a business	(2,209,253)	-
Proceeds from sale of property	1,731,871	61,248
Net cash used in investing activities	(19,261,910)	(2,631,903)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving line of credit	5,000,000	-
Payments on notes payable	(960,250)	(1,022,117)
Payments on capital lease	(223,276)	(132,571)
Net cash provided by (used in) financing activities	3,816,474	(1,154,688)
Effect of exchange rate changes on cash	302,077	-
Net change in cash	(1,291,098)	4,218,149
CASH, beginning of year	8,352,856	4,134,707
CASH, end of year	$7,061,758	$8,352,856

SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$730,969	$672,196
Income taxes paid	$11,149,000	$69,992

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies

The accounting policy relative to the carrying value of property and equipment is indicated in the caption on the balance sheet. Nature of operations and other significant accounting policies are as follows:

Nature of Operations

GEODynamics, Inc., a Delaware corporation, is a global technology and manufacturing leader in perforating, downhole completions, intervention, and wireline solutions. They provide their products and services to domestic and international customers in the oil and gas industry.

On August 31, 2012, the Company acquired 100% of the membership interests of Legacy Oil Tools, LLC.

On May 12, 2015, the Company acquired the assets and inventory of Connor Oil Tools, LLC.

On October 26, 2016, the Company established a wholly owned Subsidiary: GEODynamics UK Limited, in Aberdeen, Scotland.

On January 1, 2017 the Company acquired the assets of Paradigm GeoKey Services Limited, located in the United Kingdom, for an aggregate purchase price of $2,209,253 in cash. GEODynamics UK Limited, and Legacy Oil Tools are consolidated with the Parent to form GEODynamics, Inc. (collectively referred to as the Company).

Basis of Presentation

The consolidated financial statements include the accounts of the parent and subsidiaries. All significant intercompany transactions, balances and profits have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related revenues and expenses and disclosure of gain and loss contingencies at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits with banks, and all highly liquid investments with original maturities of three months or less.

The Company regularly maintains cash balances at financial institutions which could exceed FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Accounts Receivable

The Company has provided an allowance for doubtful accounts based on prior experience, reviews of individual accounts, historical losses, existing economic conditions, and management’s evaluation of other pertinent factors. Accounts are written off as they are deemed uncollectible based on a periodic review of accounts.

Inventories

Inventories are stated at the lower of cost (first-in, first out basis) or net realizable value.

Property and Equipment

Property and equipment are capitalized at cost and depreciated primarily using the straight-line method over the estimated useful lives of the various assets. Improvements that substantially increase the useful life of property are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in operating results. The useful lives for purposes of calculating depreciation are as follows:

Vehicles (years)	2	-	5
Machinery and equipment (years)	3	-	7
Office equipment (years)	3	-	5
Leasehold improvements (years)	5	-	7

Goodwill

In accordance with U.S. generally accepted accounting principles relating to goodwill, the Company is required to evaluate the goodwill on an annual basis for potential impairment. During the years ended December 31, 2017 and 2016, there were no impairment charges to goodwill.

Revenue Recognition

The Company recognizes revenue from sales of product when the customer takes title to the products and the related risks and rewards of ownership of the product have transferred to the customer and from services when they are delivered to the customer. Sales tax collected is not included in net sales.

Shipping and Handling Costs

The Company records shipping and handling costs in cost of goods sold.

Advertising

The Company expenses all advertising costs as incurred. Amounts expensed for advertising costs for the years ended December 31, 2017 and 2016 were $631,392 and $285,435 respectively.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

The Company accounts for federal income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactments of changes in the tax law or rates are considered. The Company provides a valuation allowance for the amount of the deferred tax assets not expected to be realized.

The Company is also subject to state income tax on the portion of its income earned in Texas.

Legacy Oil Tools, LLC is a limited liability company under the provisions of the Internal Revenue Code.

Generally accepted accounting principles (GAAP) requires that the Company recognize the impact of a tax position that is more likely than not to be disallowed upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions taken related to the Company’s tax status and federal and state filing requirements have been reviewed, and management is of the opinion that they would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. As of December 31, 2017, the Company’s tax years 2014 and thereafter remain subject to examination for federal tax purposes and 2013 and thereafter remain subject to examination for state tax purposes.

Concentrations of Credit Risk

The Company extends credit to its customers primarily in the oil and gas industry, which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of the customers and, based upon factors surrounding the credit risk of the customers, believes that its credit risk exposure from accounts receivable is limited. Such estimate of the financial strength of the customers may be subject to change in the near term.

One customer comprised 28% and 25% of total sales for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU 2015-11, “Inventory”, which changes the way inventory is valued for companies that measure inventory utilizing the first-in, first-out, or average cost methods to the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The guidance is effective for fiscal years beginning after December 15, 2016 and is applied prospectively with earlier application permitted. The Company adopted this guidance for the year ended December 31, 2017 and it did not materially impact the consolidated balance sheet or statement of comprehensive income.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes”, which requires all deferred tax assets and liabilities to be classified as non-current on the balance sheet instead of separating deferred taxes into current and non-current amounts. The guidance is effective for annual and interim periods beginning after December 15, 2017, and may be adopted on either a prospective or retrospective basis.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, “Leases”, a comprehensive new standard that amends various aspects of existing accounting guidance for leases, including the recognition of a right of use asset and a lease liability for leases with a duration greater than one year. The guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company has not completed a review of the new guidance; however, the Company anticipates that upon adoption of the standard the Company will recognize additional assets and corresponding liabilities related to leases on the Company’s consolidated balance sheets.

In May 2014, the FASB issued ASU No. 2014-09, which amends ASC Topic 606, “Revenue from Contracts with Customers”. The amendments in this ASU are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices and improve disclosure requirements. The amendments in this accounting standard update are effective for interim and annual reporting periods beginning after December 15, 2017 and December 15, 2018 for public and private entities, respectively. This ASU can be adopted either retrospectively or as a cumulative effect adjustment as of the date of adoption. The Company has not completed a review of the new guidance.

Note 2. Inventories

Inventories are comprised of the following at December 31:

	2017	2016

Raw materials	$16,094,101	$9,225,867
Finished goods	22,622,526	20,939,634
Less: Inventory reserve	(2,468,655)	(1,700,738)
	$36,247,972	$28,464,763

Note 3. Property and Equipment

Property and equipment consists of the following at December 31:

	2017	2016

Land	$-	$178,078
Vehicles	512,255	487,067
Machinery and equipment	20,095,759	15,278,480
Office equipment	1,342,147	1,275,754
Leasehold improvements	9,414,042	9,039,151
Construction in progress	2,629,725	456,069
	33,993,928	26,714,599
Accumulated depreciation	(17,845,281)	(14,304,535)
Property and equipment, net	$16,148,647	$12,410,064

Depreciation expense for the years ended December 31, 2017 and 2016 was $3,385,743 and $3,157,087, respectively.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Intangible Assets

Intangible assets consisted of the following at December 31:

	2017	2016

Customer list (15 years)	$525,229	$525,229
Non-compete agreements (4 years)	154,374	154,374
Patents (10 years)	10,542,296	644,355
Patents (5 years)	182,075	151,685
Trade name (2 years)	40,065	40,065
	11,444,039	1,515,708
Accumulated amortization	(1,140,620)	(751,614)
	$10,303,419	$764,094

Amortization expense for the years ended December 31, 2017 and 2016 was $389,006 and $169,608, respectively. Estimated future amortization is as follows:

2018	$942,681
2019	935,096
2020	935,096
2021	935,096
2022	935,096
Thereafter	5,620,354

Note 5. Sale of Land

During 2008, the Company sold a tract of land to an unrelated third party for approximately $724,000. The proceeds of the sale exceeded the cost of the land by approximately $589,000. Concurrent with the sale of the land the Company signed a lease agreement with the buyer to lease back the land and a building, which the buyer was to construct to the Company’s specifications. The construction was completed during 2009, and the Company began leasing the premises in March of 2009. Beginning in March 2009, the lease was recorded as an operating lease. The gain on sale was deferred and will be recognized each year over the term of the lease.

In September 2017, the Company sold land and buildings to a related party for approximately $1,724,000. The proceeds of the sale exceeded the cost of the land and buildings by approximately $1,546,000. Concurrent with the sale, the Company signed a lease agreement with the buyer to lease back the land and buildings. The Company began leasing the premises in September 2017 at which time it was recorded as an operating lease. The gain on sale was deferred and will be recognized ratably over the term of the lease.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Line of Credit

As of December 31, 2017 and 2016, the Company maintained a revolving line of credit agreement with a bank. The line of credit has a maximum commitment of $30,000,000 and $35,000,000 at December 31, 2017 and 2016, respectively, and bears interest at the daily one month LIBOR rate plus 2.25% (3.81% and 3.02% at December 31, 2017 and 2016, respectively). The agreement expires April 30, 2018. The agreement requires the Company to maintain certain financial ratios and comply with certain technical covenants. At December 31, 2017 and 2016, the Company was in compliance with respect to these covenants. The outstanding balance as of December 31, 2017 and 2016 was $22,056,471 and $17,056,471, respectively. The line of credit was secured by substantially all of the assets of the Company. The line of credit was also guaranteed by the Company’s sole stockholder.

Note 7. Long-Term Debt

Long-term debt at December 31 consists of the following:

	2017	2016

Notes payable to a bank, due in monthly installments totaling $74,031, including interest ranging from 4.01% to 5.42%, maturing through December 2019; collateralized by equipment.	$969,008	$1,839,258
	969,008	1,839,258
Less current portion of long-term debt	516,211	873,655
	$452,797	$965,603

The principal amounts of long-term debt maturing in each of the years subsequent to December 31, 2017 are as follows:

2018	$516,211
2019	452,797
$969,008

Note 8. Property Under Capital Lease

The Company has entered into agreements for the lease of property with total costs of $1,555,879 at December 31, 2017 and 2016, which are classified as capital leases. Accumulated amortization on these assets was $711,116 and $574,084 at December 31, 2017 and 2016, respectively. Amortization expense is included in depreciation expense.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following is a schedule by year of future minimum lease payments under the capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2017:

2018	$177,507
2019	179,282
2020	181,075
2021	182,886
2022	184,715
Thereafter	14,833
Total minimum lease payments	920,298
Less amount representing interest	111,893
Present value of net minimum lease payments	808,405
Less current portion	130,913
Non-current portion	$677,492

Note 9. Stock Option Plan

GEODynamics, B.V., the Company’s parent, adopted an employee stock option plan on May 23, 2007. The purpose of the plan is to attract and retain key management employees and members of the board of directors and to provide such persons with a proprietary interest in the Company through the granting of nonqualified stock options. Under the plan, all options are fully vested as of the grant date. The participant may exercise a stock option at any time. No options have a contractual life in excess of 10 years. As of December 31, 2017 and 2016, there were138,837 and 211,337 options that were both outstanding and exercisable, respectively. The weighted average exercise price of shares outstanding at December 31, 2017 and 2016 was $6.22 and $5.46 a share, respectively. Per the terms of the employee stock option plan, no further stock options may be granted as of the termination date of July 14, 2015.

Effective March 1, 2012, GEODynamics, B.V. established an additional employee retention plan, the Phantom Unit Plan (PUP), which provides for the issuance of shares of phantom stock as part of a non-qualified deferred compensation arrangement. Each share of phantom stock represents a contractual right to receive an amount in cash equal to the spread between the fair value on the date of grant and the fair value per share of the Company’s stock upon an exchange event. Awards are fully vested three to five years after the grant date or up to a maximum of 100% or 80% of the number of granted units in the event of a change of control or the occurrence of an employee’s experience of an unforeseeable emergency.

Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation, addresses the accounting for the share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. ASC Topic 718 generally requires that liability-classified awards such as the PUP be accounted for using a fair value based method at the grant date and subsequently remeasured each reporting period until the award is settled.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

GEODynamics, B.V. had 1,154,631 and 1,093,631 phantom units outstanding under the plan as of December 31, 2017 and 2016, respectively, which have been granted to employees of the Company. During the year ended December 31, 2017, 65,000 units were granted, 179,500 units vested, and 8,000 unvested units were forfeited. During the year ended December 31, 2016, 618,000 units were granted, 94,850 units vested, and 20,800 unvested units were forfeited.

These stock options and phantom units relate to and are obligations of GEODynamics, B.V. and not the Company. However for financial reporting and other purposes, compensation and other costs, if any, related to these options and phantom units are required to be reflected in the Company’s financial statements upon the occurrence of a triggering event such as a change in control. The effect of a trigger event would be to increase expenses, fully offset by an equity contribution from GEODynamics, B.V.

The accompanying consolidated financial statements do not include any amounts related to stock options or phantom units as of December 31, 2017. Compensation cost associated with vested options and units under the plan and unrecognized compensation cost associated with unvested options and units under the plan totaled $0 for the years ended December 31, 2017 and 2016 due to no change of control event or the occurrence of an employee’s experience of an unforeseeable emergency. Refer to Note 14 related to a change of control subsequent to December 31, 2017.

Note 10. Income Taxes

Deferred income tax assets and liabilities for the Company are computed annually for temporary differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expenses are the taxes payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The income tax provision differs from that computed by applying statutory rates to income before income tax expense (refund) primarily because of property basis adjustments required by tax regulations.

On December 22, 2017, legislation was signed into law which enacts significant changes to U.S. tax and related laws, including certain key U.S. federal income tax provisions applicable to oilfield service and manufacturing companies such as the Company. These include, but are not limited to, the following: a reduction in the maximum U.S. corporate tax rate to 21% beginning in 2018 from 35% in 2017, allows for the immediate expensing of certain property placed in service after September 27, 2017, elimination of certain manufacturing deductions after 2017 and limitations on the deductibility of interest expense after 2017. U.S. state or other regulatory bodies have not announced potential changes to existing laws and regulations which may result from the new U.S. tax and related laws. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. As a result, the Company recorded a tax benefit of $55,943 due to a remeasurement of deferred tax assets and liabilities at December 31, 2017 at the U.S. corporate tax rate of 21%. Given the losses incurred during the first year of operations by GeoDynamics UK Limited, there is not expected to be a charge related to any transition tax on deemed repatriation of deferred foreign income.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The components of income tax expense (refund) for the years ended December 31, 2017 and 2016 are as follows:

	2017	2016

Current taxes – federal	$11,499,066	$76,051
Deferred taxes – federal	(105,309)	(207,277)
Current taxes – state	662,536	(18,699)
Deferred taxes – state	(10,246)	(70,169)
	$12,046,047	$(220,094)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2017 and 2016 are presented below:

	2017	2016

Deferred tax asset (liability)
Depreciation and amortization	$(1,010,315)	$(1,318,525)
Deferred gain on sale of land	374,044	100,735
Vacation accrual	(750)	(1,216)
Accrued incentives	-	205
Accrued commissions	-	29,482
Net operating loss - U.K.	83,567	-
Inventory adjustments	496,202	578,251
State taxes	16,841	10,533
Bad debt expense	60,844	255,621
	20,433	(344,914)
Valuation allowance	(83,567)	-
Total net deferred tax liability	$(63,134)	$(344,914)

Net deferred tax liabilities consist of the following at December 31:

	2017	2016

Deferred tax asset - current	$-	$872,876
Deferred tax liability - non current	(63,134)	(1,217,790)
	$(63,134)	$(344,914)

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Commitments and Contingencies

The Company leases various equipment, vehicles and office facilities under operating leases. Included in general and administrative expense and cost of sales for the years ended December 31, 2017 and 2016 is approximately $3,370,935 and $3,121,796, respectively, under operating lease agreements. At December 31, 2017, the approximate future minimum rental payments under noncancelable operating leases are as follows:

2018	$2,676,923
2019	2,437,428
2020	2,371,748
2021	2,262,126
2022	2,230,203
Thereafter	3,116,382
$15,094,810

Note 12. Related Party Transactions

Included in due to related parties at December 31, 2017 and 2016 is $820,000 and $910,000, respectively, due to the Company’s sole stockholder, GEODynamics, B.V., related to the purchase of Legacy Oil Tools, LLC.

The Company has a month-to-month lease agreement with an owner of GEODynamics, B.V. for office facilities. Lease expense recorded under this agreement was $57,000 for each of the years ended December 31, 2017 and 2016, respectively.

The Company has a lease agreement with an owner of GEODynamics, B.V. and an officer of the Company for office facilities. Lease expense recorded under this agreement was $120,000 for each of the years ended December 31, 2017 and 2016, respectively.

The Company sold land and buildings to an owner of GEODynamics, B.V. and then entered into a sale-leaseback with that owner as described in Note 5.

The Company has consulting agreements with two individuals who are owners of GEODynamics, B.V. under which it paid $405,000 and $407,952 in 2017 and 2016, respectively.

Note 13. 401(k) Plan

The Company sponsors a 401(k) Plan (the Plan) covering qualified employees. Employees may contribute a portion of their compensation to the Plan each year, and the Company makes discretionary contributions. Employer contributions related to the Plan were $388,623 and $335,667 for the years ended December 31, 2017 and 2016, respectively, and are included in general and administrative expenses.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 14. Subsequent Events

The Company evaluated for recognition or disclosure all events or transactions that occurred after December 31, 2017 through February 12, 2018, the date these consolidated financial statements were available to be issued noting the below subsequent event.

Effective January 12, 2018, GEODynamics, B.V. sold 100% of the outstanding stock of the Company to Oil States International, Inc. following receipt of required third-party approvals and satisfaction of other closing conditions. The purchase consideration received by GEODynamics, B.V. was in excess of the Company’s stockhoder’s equity as of December 31, 2017. In connection with the transaction, the change of control provisions for the phantom units and options referenced in Note 9 were triggered. The Company expects to recognize expense between $105 million and $110 million in 2018 related to these phantom units and options, which will be funded by GEODynamics, B.V.

The line of credit and long-term debt referenced in Note 6 and Note 7 were paid in full at the closing of the transaction.